Exhibit (a)(1)(C)

STANDARD GOLD HOLDINGS, INC.

OFFER TO EXCHANGE

NOTICE OF WITHDRAWAL

If you previously elected to participate in the offer (the “Offer”) by Standard Gold Holdings, Inc., a Nevada corporation (the “Company”), described in the Offer to Exchange, dated as of July 2, 2013 (the “Offer to Exchange”), and you would now like to change your prior election and withdraw your tendered Eligible Securities, you must properly complete, sign, date and deliver this Notice of Withdrawal (this “Notice of Withdrawal ”) to the Company pursuant to the instructions contained in your Election to Participate by no later than the expiration of the Offer. The Offer will expire at 11:59 P.M. (Eastern time) on July 25, 2013, unless extended. If the Company extends the Offer, you may change your prior election and withdraw your tendered Eligible Securities at any time before the expiration of the extended deadline. Please note that delivery of your Notice of Withdrawal by facsimile or email will not be accepted.

If the Company receives one or more Elections to Participate and one or more Notices of Withdrawal signed by you, the Company will give effect to the form bearing the latest date and, if two forms bear the same date, then the form received last, as determined by the Company in its discretion.

ACKNOWLEDGEMENT AND SIGNATURE:

I previously (a) completed, signed, dated and delivered to the Company the Election to Participate, in which I elected to participate in the Offer, and (b) delivered to the Company my Eligible Securities (or an Affidavit of Lost Warrant or Note). I now wish to change my prior election and withdraw:

•	all of my tendered Eligible Securities

•	only the following tendered Eligible Securities:

Note No.              , dated                      , 2011

Warrant No.              , dated                      , 2011

By properly completing, signing and dating this Notice of Withdrawal and delivering it to the Company pursuant to the instructions contained in my Election to Participate, I voluntarily elect to change my prior election to participate in the Offer and withdraw all of my tendered Eligible Securities. I understand and acknowledge that if the Company accepts my withdrawal, my Eligible Securities will remain outstanding on their current terms until expiration or exercise, and I will not receive or have any rights to any new warrants.

Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Offer to Exchange.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Notice of Withdrawal as of the date set forth below.

By:
Date:		(Signature)

(Print Name)

(Title, if applicable)

Address:

Telephone:

Fax:

Tax ID/SSN: